Exhibit 6(xi) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K
                                 Exhibit K

                         FEDERATED MUNICIPAL TRUST

                         Ohio Municipal Cash Trust
                           Institutional Shares


     In consideration of the mutual convenants set forth in the Distributor's Contract dated August 31, 1990, between Federated Municipal Trust and Federated Securities Corp., Federated Municipal Trust executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

     Witness the due execution hereof this 26th day of March, 1991.


ATTEST:                       FEDERATED MUNICIPAL TRUST


/s/ John W. McGonigle                                By:  /s/ Glen R.
Johnson
           Secretary                          President

(SEAL)



ATTEST:                       FEDERATED SECURITIES CORP.
/s/  S. Elliott Cohan                                By:  /s/ Richard B.
Fisher
           Secretary                          President

(SEAL)